Exhibit 12.1

Consent of PricewaterhouseCoopers Ltd, independent auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form 20-F of Converium Holding AG of our report dated February 13, 2004 relating to the financial statements and financial statement schedules, which appears in the issuer’s Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the references to us under the heading “Selected Financial Data” in such Registration Statement.

PricewaterhouseCoopers Ltd

Andrew Hill	Martin Frei

Zurich, April 5, 2004